UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

May 12, 2010

SINOHUB, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52746	87-0438200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6/F, Building 51, Road 5, Qiongyu Road, Technology Park Nanshan District Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

86 755 26612106
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2010, SinoHub, Inc. (“the Company” or “SinoHub”) announced that the Company’s subsidiary SinoHub SCM Shenzhen, Ltd. (“SinoHub Shenzhen”) entered into two new bank lines.

The first bank line was entered into on May 18, 2010 and is a revolving credit facility with the Shenzhen Branch of Jiangsu Bank for a total of approximately $9 million, extending from May 18, 2010 through May 17, 2011.  The credit line may be used in three different ways:

1.
A cash line to support working capital currently at 7.8% interest based on the People’s Bank rate of 5.31% plus a fixed margin of 2.49%. The cash line is limited to approximately $2.2 million of the total.

2.
Banker’s acceptances for short-term credit investments focused on easing the process of obtaining trade financing for imports and exports. Banker’s acceptances require a 30% deposit with Jiangsu Bank on which the Company earns 1.98% per annum and bear interest of 3.8% per annum to be paid at the initiation of each loan.

3.	Letters of credit for international suppliers with a 10% deposit with Jiangsu Bank.

The maximum of all loan amounts outstanding under this line excluding deposits at any one time cannot exceed approximately $7 million.

The second line, entered into on May 12, 2010, is a revolving line with the Shenzhen Branch of Ningbo Bank for $5 million for the period extending from May 12, 2010 through April 22, 2011 and is strictly focused on international letters of credit. Each letter of credit requires a 10% deposit when it is opened.

Each of these credit lines is secured by the unlimited personal guaranty of SinoHub’s Chief Financial Officer, De Hai Li.  The credit line with the Shenzhen Branch of Jiangsu Bank is also secured by a lien on SinoHub Shenzhen’s inventory and accounts receivable and

The Company’s obligations under each line are due and payable upon the termination date of the respective lines as set forth above or earlier upon the occurrence of standard terms of default for loans issued in China.

These bank lines supplement the Company’s existing loan facilities.

A press release relating to the announcement is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of SinoHub, Inc. dated June 2, 2010

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

SINOHUB, INC.

Date: June 3, 2010	By:	/s/ Henry T. Cochran
Henry T. Cochran
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of SinoHub, Inc. dated June 2, 2010